Exhibit 18


                     ACCOUNTING AND ADMINISTRATION AGREEMENT

         THIS AGREEMENT is made as of the 1st day of May, 2002 by and between VAN ECK FUNDS II INC. a Maryland Corporation having its principal place of business in New York, New York (the "Fund") and VAN ECK ASSOCIATES CORPORATION (the "Administrator"), a Delaware corporation having its principal place of business in New York, New York.

                              W I T N E S S E T H:

         WHEREAS, the Fund is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund wishes to retain the Administrator to provide certain accounting and administrative services to certain series thereof, namely Mid Cap Value Fund and any other Series as may, from time to time, be included in Exhibit A hereto (the "Series"), and the Administrator is willing to furnish such services;

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.       APPOINTMENT

The Fund hereby appoints the Administrator to provide certain accounting and administrative services to the Series with respect to their investment portfolios for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to furnish the services herein set forth. The Administrator agrees to comply with all relevant provisions of the 1940 Act and applicable rules and regulations thereunder. The Fund currently offers seven series and one class of shares for each series, and may, from time to time, issue one or more separate Series or classes or classify and reclassify shares of such Series or class. The Administrator shall identify to each such Series or class of shares property belonging to such Series or class and shall prepare such reports, confirmations and notices to the Series called for under this Agreement and shall identify the Series or class of shares to which such report, confirmation or notice pertains in the event it is engaged by the Series to perform the services herein contained respecting such Series or class of shares.

2.       DELIVERY OF DOCUMENTS

The Fund, with respect to each Series, will furnish the Administrator with properly certified or authenticated copies of such documents, resolutions and agreements and any amendments or supplements thereto, as the Administrator may, from time to time, request.

3.       SERVICES ON A CONTINUING BASIS

(a) The Administrator will be responsible for the following accounting functions on an ongoing basis:

         (i) Journalize the Series' investment, capital share and income and expense activities;

         (ii) Maintain individual ledgers for investment securities; record all Series security transaction and corporate actions;

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         (iii)    Reconcile cash and investment  balances of the Series with the
                  Fund's custodian, and provide the Series with the beginning cash balance available for investment purposes;

         (iv) Post to and prepare the Series' Statement of Assets and Liabilities and the Statement of Operations;

         (v) Calculate various contractual expenses (E.G., transfer agency fees of the Series);

         (vi) Control all disbursements from the Series and authorize such disbursements upon written instructions from authorized Series officers and agents;

         (vii) Calculate the Series' capital gains and losses; recommend capital gain distributions;

         (viii)   Determine   the  Series'  net   income;   recommend   dividend
                  distributions;

         (ix) Compute the net asset value on each business day of the Series utilizing security market quotes, obtained at the Series' expense and risk from commercially available pricing services or, if such quotes are unavailable, obtain such prices from the Series' investment adviser, if any, or from brokers or market-makers in such securities; proof net asset value calculations and security pricing daily;

         (x)      Deliver a copy of the daily portfolio valuation to the Series;

         (xi) Compute the Series' yields, total return, expense ratios and portfolio turnover rate;

         (xii) Monitor the expense accruals and notify the Series of any proposed adjustments; and

         (xiii)   Prepare periodic unaudited financial statements.

(b) In addition to the accounting services described in the foregoing Paragraph 3(a), the Administrator will provide, assist third-parties in providing or arrange for the following services:

         (i)      Preparation of periodic audited financial statements;

         (ii) Supplying various statistical data as requested by the Board of Directors of the Fund on an ongoing basis;

         (iii) Preparation for execution and filing of the Series' Federal and state tax returns; preparation of Form 1099-MISC to independent contractors and Directors, as required;

         (iv) Preparation and filing the Series' Semi-Annual Reports with the Securities and Exchange Commission ("SEC") on Form N-SAR;


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         (v)      Preparation  and  filing  with  the  SEC the  Series'  annual, semi-annual, and quarterly shareholder reports;

         (vi) Filing registration statements on Form N-1A and other filings relating to the registration of shares and maintenance of Federal and state registrations;

         (vii) Monitoring the Series' status as a regulated investment company under Sub-Chapter M of the Internal Revenue Code of 1986, as amended;

         (viii) Reviewing periodically the Series' fidelity bond and errors and omission insurance coverage as required by the 1940 Act;

         (ix) Preparation of materials for and recording the proceedings of, in conjunction with the officers of the Fund, the meetings of the Fund's Board of Directors and the Series' shareholders;

         (x) Maintaining the Fund's existence and good standing under state law;

         (xi) Review and negotiate on behalf of the Fund normal course of business contracts and agreements;

         (xii)    Assist the Fund in  developing  and  maintaining  a compliance
                  program;   provide  periodic  review  of  compliance  program,
                  potential regulatory issues, and brokerage allocation;

         (xiii) Coordinate purchase and redemption orders with the Series' transfer agent.

         (xiv) Furnishing the office space in the offices of the Administrator and office facilities, simple business equipment, supplies, utilities, and telephone service for administering the affairs and investments of the Series. These services are exclusive of the necessary services and records of any dividend disbursing agent, transfer agent, registrar or custodian, and accounting and bookkeeping services which may be provided by the custodian;

         (xv) Providing executive and clerical personnel for administering the affairs of the Fund, and compensating officers and Directors of the Fund if such persons are also employees of the Administrator or its affiliates, except as provided in Paragraph 3(a);

         (xvi) Preparation of any other regulatory reports to and for any Federal, local, state or foreign governmental agency or regulatory body as may be required; and

         (xvii) Monitor Series holdings for compliance with prospectus and SAI investment restrictions and assist in preparation of periodic compliance reports (i.e. Rule 12d-3 procedures).


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

(c) The Administrator shall provide such other services and assistance relating to the affairs of the Series as the Fund or the Series' investment adviser may, from time to time, reasonably request.

(d) In carrying out its duties hereunder, as well as any other activities undertaken on behalf of the Series pursuant to this Agreement, the Administrator shall at all times be subject to the control and direction of the Board of Directors of the Fund.

4.       EXPENSES OF THE ADMINISTRATOR AND THE FUND

(a)      EXPENSES OF THE ADMINISTRATOR

         The Administrator shall bear the ordinary and usual expenses of providing the services set forth in Paragraph 3(a) and in Paragraph 3(b) (iv) - (xii), (xiv) - (xv), (xvii), which shall include the salary costs and related expenses of the Administrator's employees, but shall exclude all reasonable out-of-pocket expenses incurred by or on behalf of the Administrator for the benefit of the Series. All costs and expenses not expressly assumed by the Administrator and all extraordinary expenses associated with the services hereunder shall be borne by the Fund or the Series thereof.

(b)      EXPENSES OF THE SERIES

         The Administrator shall be responsible for providing or arranging for a third party to provide the services set forth herein. Unless expressly set forth in this Agreement, the Administrator shall not bear the responsibility for, or expenses associated with, operational, accounting or administrative services on behalf of the Series, which expenses are to be borne by the Series. Such expenses include, without limitation:

         (i) The charges and expenses of any registrar, stock, transfer or dividend disbursing agent, custodian, depository or other agent appointed by the Fund or Series for the safekeeping of its cash, portfolio securities and other property;

         (ii) Except as provided in Section 4(a) hereof, general operational, administrative and accounting costs, such as the costs incident in calculating the Series' net asset value, the preparation of the Series' tax filings with relevant authorities and of compliance with any and all regulatory authorities;

         (iii)    The charges and expenses of auditors and outside accountants;

         (iv)     Brokerage   commissions  for  transactions  in  the  portfolio
                  securities of the Series;

         (v)      All  taxes,   including   issuance  and  transfer  taxes,  and
                  corporate fees payable by the Series to Federal, state or other U.S. or foreign governmental agencies;

         (vi) The cost of the Series' stock certificates representing shares;


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

         (vii) Expenses involved in registering and maintaining registrations of the Fund or Series and of its shares with the SEC and various states and other jurisdictions, if applicable;

         (viii) All expenses of shareholders' and Directors' meetings, including meetings of committees, and of preparing, setting in type, printing and mailing proxy statements, quarterly reports, semi-annual reports, annual reports and other communications to shareholders;

         (ix) All expenses of preparing and setting in type offering documents, and expenses of printing and mailing the same to shareholders;

         (x) Compensation and travel expenses of Directors who are not "interested persons" of the Administrator within the meaning of the 1940  Act and  travel  expenses  of  Directors  who are
                  "interested persons" of the Administrator and officers and employees of the Administrator when traveling on Fund business, such as attending shareholders' or Directors'
                  meetings, beyond one hundred miles from such persons' principal place of business;

         (xi) The expense of furnishing, or causing to be furnished, to each shareholder, statements of account;

         (xii) Charges and expenses of legal counsel in connection with matters relating to the Fund or Series, including, without limitation, legal services rendered in connection with the Fund's corporate and financial structure, day-to-day legal affairs of the Fund and relations with its shareholders, issuance of Series shares, and registration and qualification of securities under Federal, state and other laws;

         (xiii) The expenses of attendance at meetings of professional and trade organizations, such as the Investment Company Institute and regulatory agencies by officers and Directors of the Fund, and the membership or association dues of such organizations;

         (xiv) The cost and expense of maintaining the books and records of the Fund, except those costs and expenses expressly assumed by the Administrator under this Agreement,

         (xv) The expense of the Fund obtaining and maintaining a fidelity bond as required by Section 17(g) of the 1940 Act, the expense of the Fund obtaining and maintaining an errors and omissions policy and other insurance as may be appropriate;

         (xvi)    Interest payable on Series borrowing;

         (xvii)   Postage; and

         (xviii) Any other reasonable costs and expenses incurred by the Administrator for Fund or Series operations and activities.


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

5.       Records

The books and records pertaining to the Series which are in the possession of the Administrator shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund, or the Fund's authorized representatives, shall have access to such books and records at all times during the Administrator's normal business hours. Upon the reasonable request of the Fund or Series, copies of any such books and records shall be provided by the Administrator to the Series or its authorized representative at the Series' expense.

6.       LIAISON WITH ACCOUNTANTS

The Administrator shall, at its own expense, act as liaison with the Series' independent public accountants and shall provide account analyses, fiscal year summaries, and other audit related schedules. The Administrator shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as such may be required by the Fund from time to time.

7.       RIGHT TO RECEIVE ADVICE

(a) ADVICE OF FUND If the Administrator shall be in doubt as to any action to be taken or omitted by it, it may request, and shall receive, from the Fund directions or advice.

(b) ADVICE OF COUNSEL If the Administrator or the Fund shall be in doubt as to any question of law involved in any action to be taken or omitted by the Administrator, it may request advice at the Series' cost from counsel of its own choosing (who may be counsel for the Fund or, after consultation with the Fund's officers, counsel to the Administrator).

(c) PROTECTION OF THE ADMINISTRATOR The Administrator shall be protected in any action or inaction which it takes in reliance on any directions or advice received pursuant to subsections (a) or (b) of this paragraph, provided that, in the case of subsection (b), it has chosen counsel prudently, which the Administrator, after receipt of any such directions or advice, in good faith believes to be consistent with such directions or advice as the case may be. However, nothing in this paragraph shall be construed as imposing upon the Administrator any obligation (i) to seek such directions, or advice or (ii) to act in accordance with such directions or advice when received. Nothing in this subsection shall excuse the Administrator when an action or omission on the part of the Administrator constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by the Administrator of its duties under this Agreement.

8.       Compliance with Governmental Rules and Regulations

The Fund and Series assume full responsibility for insuring that each complies with all applicable requirements of the Securities Act of 1933 ( the "1933 Act"), the Securities Exchange Act of 1934 (the "1934 Act"), the 1940 Act, and any other applicable laws, rules and regulations of governmental authorities having jurisdiction.


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

9.       Compensation

As compensation for the services rendered by the Administrator during the term of this Agreement, the Series will pay to the Administrator a fee, calculated and payable monthly, at an annual rate expressed as a percentage of an average daily net assets as set forth in Exhibit B hereto.

10.      Indemnification

The Fund and Series agree to indemnify and hold harmless the Administrator and its employees, agents and nominees from all taxes, charges, assessments, claims and liabilities (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act, and any state and foreign securities and blue sky laws, all as or to be amended from time to time) and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or thing which the Administrator takes or does or omits to take or do (i) at the request or on the direction of or in reliance on the advice of the Fund or the Series, (ii) upon oral or written instruction from an authorized agent, or (iii) otherwise in connection with this Agreement, provided, that neither the Administrator nor any of its employees, agents or nominees shall be indemnified against any liability arising out of the Administrator's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

11.      Liability of the Administrator

The Administrator shall be under no duty to take any action on behalf of the Fund or Series except as specifically set forth herein or as may be specifically agreed to by the Administrator in writing. In the performance of its duties hereunder, the Administrator shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits in performing services provided for under this Agreement, but the Administrator shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on the part of the Administrator or reckless disregard by the Administrator of its duties under this Agreement. Without limiting the generality of the foregoing or of any other provision of this Agreement, the Administrator in connection with its duties under this Agreement shall not be under any duty or obligation to inquire into and shall not be liable for or in respect of (a) the validity or invalidity or authority or lack thereof of any oral or written instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which the Administrator reasonably believes to be genuine; (b) delays or errors or loss of data occurring by reason of circumstances beyond the Administrator's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply. In the event of equipment failures beyond the Administrator's control, the Administrator shall, at no additional expense to the Series, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

12.      Duration and Termination

This Agreement shall continue until termination by either party on 120 days written notice to the other; provided that this Agreement may be terminated by either party on 7 days written notice in


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

the event of a material breach by the other party which remains uncured for 30 days following written notice thereof, which notice shall specify in reasonable detail the factual and/or legal basis for the breach.

13.      Further Action

Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

14.      Amendments

This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

15.      Miscellaneous

This Agreement embodies the entire agreement and understanding between the parties thereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof, provided that the parties hereto may embody in one or more separate documents their agreement, if any, with respect to delegation and/or oral instructions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be deemed to be a contract made in New York and governed by New York law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

16.      Use of Name

It is understood that the name "Van Eck" or any derivative thereof or logo associated with that name is the valuable property of the Administrator and its affiliates, and that the Fund and Series have the right to use such name (or derivative or logo) only with the approval of the Administrator only so long as the Administrator is Administrator of the Fund. Upon termination of this Agreement, the Fund and Series shall forthwith cease to use such name (or derivative or logo).


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.




[SEAL]                                   VAN ECK FUNDS II, INC., .



Attest:                                  By:
         ------------------------------     ------------------------------------
                                                           President


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[SEAL]                                   VAN ECK ASSOCIATES CORPORATION



Attest:                                  By:
         ------------------------------     ------------------------------------
                                                           President


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                                    EXHIBIT A















                                                                         10/1/97


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                                    EXHIBIT B


                                      0.15%

















                                                                         10/1/97
G:/ALISON/AGREEMENT/CHUBBPAS.AGR.


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